UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 6, 2015

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(949) 535-2022

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is hereby incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 6, 2015, a consolidated subsidiary of Summit Healthcare REIT, Inc. (the “Company”) entered into a Healthcare Facility Note and related documentation with Lancaster Pollard Mortgage Company, LLC., and a Healthcare Regulatory Agreement and related documentation with the U.S. Department of Housing and Urban Development (“HUD”). The note is secured by the real and personal property of the Brookstone of Aledo facility. The note is insured by HUD. The note has a principal balance of $7.4 million. The note has an “all in” interest rate of 4.35% inclusive of the mortgage insurance premium, and amortization term of 35 years. The note contains a prepayment penalty of 10% in year 1, which reduces each year by 100 basis points, until there is no longer a prepayment penalty beginning in year 11. The note is subject to customary representations, warranties and ongoing covenants and agreements with respect to the operation of the facilities, including the provision for certain maintenance and other reserve accounts with respect to the facilities all as described in the Healthcare Regulatory Agreement. A form of the Healthcare Facility Note and Healthcare Regulatory Agreement entered into by the borrower with respect to the HUD insured loans is attached as Exhibits 10.1 and 10.2, respectively. The net loan proceeds of $7.4 million have been used to pay down outstanding principal debt on the existing GE Capital Corporation loan maturing in July 2018 and to establish certain reserve accounts required by HUD.

On October 6, 2015, a consolidated subsidiary of the Company entered into a secured term loan agreement with Oxford Finance, LLC for $7.0 million which is collateralized by a first priority security interest in the Friendswood facility. The loan, which bears interest at the One Month LIBOR (London Interbank Rate), with a floor of 75 basis points, plus a spread of 6.50%, is interest only for the first 12 months, has a 25 year amortization schedule, and matures on October 6, 2019. Additionally, the borrower can qualify for an additional $1.1 million loan during the first 24 months subject to certain conditions, as defined in the loan agreement. The note is subject to customary representations, warranties and ongoing covenants. The loan may not be prepaid within the first six months. The loan may be prepaid with no penalty after six months if the property is refinanced through HUD. The net loan proceeds of $7.0 million have been used to pay down outstanding principal debt on the existing GE Capital Corporation loan maturing in 2017 and to establish certain reserve accounts required by the lender.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Healthcare Facility Note with respect to HUD – insured loans between HP Aledo, LLC and Lancaster Pollard Mortgage Company, LLC dated October 1, 2015.
10.2	Healthcare Regulatory Agreement – Borrower between HP Aledo, LLC and HUD dated October 1, 2015.
10.3	Term Loan and Security Agreement between Oxford Finance LLC and CHP Friendswood SNF, LLC dated October 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: October 9, 2015